Littlefield Corporation Announces Legal Settlement
Monday January 30, 3:56 pm ET

AUSTIN, Texas--(BUSINESS WIRE)--Jan. 30, 2006--Littlefield Corporation announces that it has settled the Lenrich matter effective January 3, 2006. The settlement is subject to a confidentiality agreement.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

"Early this month we were able to settle the Lenrich matter. This was one of the last remaining historic legal controversies. This resolution and the resolution of other legal controversies will ensure that future legal fees are reduced substantially."

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company's performance in a single quarter or the individual opinions of any member of the Company's management in making their individual investment decisions.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward-looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company's Securities and Exchange Commission filings and reports.

Contact:
Littlefield Corporation, Austin
Cecil Whitmore, 512-476-5141 or
fax: 512-476-5680
cwhitmore@littlefield.com

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Source: Littlefield Corporation